UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2103 CityWest Blvd, Bldg 4, Suite 800, Houston, TX 77042	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (346) 241-3545

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

This Current Report, including its exhibits, includes forward-looking statements. These statements relate to, among other things, consummation of transactions, strategic plans and growth projects. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “potential,” and similar terms and phrases to identify forward-looking statements. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. See “Risk Factors” and other disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on April 9, 2018 and in our other filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this Current Report. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date hereof.

Item 8.01 Other Events.

As previously reported, on October 31, 2017, American Midstream Partners, LP (the “Partnership”), American Midstream GP, LLC, the general partner of the Partnership (the “General Partner”), the Partnership’s wholly owned subsidiary, Cherokee Merger Sub LLC (“Merger Sub”), Southcross Energy Partners, L.P. (“SXE”), and Southcross Energy Partners GP, LLC, entered into an Agreement and Plan of Merger (the “SXE Merger Agreement”). Upon the terms and subject to the conditions set forth in the SXE Merger Agreement, SXE will merge with Merger Sub (the “SXE Merger”), with SXE continuing its existence under Delaware law as the surviving entity in the SXE Merger and wholly owned subsidiary of the Partnership. In connection with the SXE Merger, the Partnership and the General Partner entered into a Contribution Agreement (the “SXE Contribution Agreement”) with Southcross Holdings LP (“Holdings LP”). Upon the terms and subject to the conditions set forth in the SXE Contribution Agreement, Holdings LP will contribute its equity interests in its new wholly owned subsidiary, which will hold substantially all the current subsidiaries (Southcross Holdings Intermediary LLC, Southcross Holdings Guarantor GP LLC and Southcross Holdings Guarantor LP) and business of Holdings LP, to the Partnership and the General Partner (the “SXE Contribution” and, together with the SXE Merger, the “SXE Transactions”).

The Partnership is filing the audited historical combined financial statements of Southcross Holdings Intermediary LLC, Southcross Holdings Guarantor GP LLC and Southcross Holdings Guarantor LP as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015, as set forth in Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Number	Description

23.1	Consent of Deloitte & Touche LLP.

99.1	Audited historical combined financial statements of Southcross Holdings Intermediary LLC, Southcross Holdings Guarantor GP LLC and Southcross Holdings Guarantor LP as of December 31, 2017 and 2016, for the fiscal years ended December 31, 2017, 2016 and 2015, including the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

	By:	American Midstream GP, LLC,
its General Partner

Date: April 20, 2018	By:	/s/ Eric Kalamaras
	Name:	Eric Kalamaras
	Title:	Senior Vice President and Chief Financial Officer

3